SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2010

Nu Horizons Electronics Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-8798	11-2621097
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

(631) 396-5000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

(a) On April 28, 2010, the Board of Directors of Nu Horizons Electronics Corp. (the “Company”) amended and restated the Company’s By-Laws effective as of May 3, 2010 (the “By-Laws”).  For a complete description of the amendments to the By-Laws, see item 5.03, below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 28, 2010, the Company announced that effective May 3, 2010, Arthur Nadata will cease to serve as interim Chief Executive Officer and Executive Chairman in connection with the Company’s employment of Martin Kent as President and Chief Executive Officer. In connection with the Company’s employment of Martin Kent as Chief Executive Officer and as part of its succession plan, Mr. Nadata will become the Company’s non-executive Chairman of the Board. For a description of the terms of the amendments to Mr. Nadata’s current employment agreement with the Company dated September 13, 1996, as amended to date (the “Nadata Agreement”) and a complete description of the terms of Mr. Kent’s employment as President and Chief Executive Officer, see item 5.02(e) and 5.02(c), respectively.

On April 28, 2010, the Company announced that effective May 3, 2010, Richard Schuster will cease to serve as interim President in connection with the Company’s employment of Martin Kent as President and Chief Executive Officer.  Mr. Schuster will continue to serve as the Company’s Senior Executive Vice President and Chief Operating Officer and as a member of the Board.  For a description of the terms of the amendment to Mr. Schuster’s current employment agreement with the Company dated September 13, 1996, as amended to date (the “Schuster Agreement”), see item 5.02(e), below.

(c) On April 28, 2010, the Company entered into an agreement with Mr. Martin Kent (the “Kent Agreement”), who is 59 years old, to employ him as the President and Chief Executive Officer of the Company, effective May 3, 2010 (the “Effective Date”).  Prior to joining the Company, Mr. Kent was affiliated with Abacus Group, Plc, an electronic component distribution company traded on the London Stock Exchange from November 1993 until January 2009, serving as its chief executive officer and a director from November 2000 to April 2009. Prior thereto, from 1989, Mr. Kent served as managing director and/or marketing director of various divisions of Abacus.

Pursuant to the terms of the Kent Agreement, which was approved by the Company’s Compensation Committee and the Board of Directors, it was agreed that

o	Mr. Kent will be employed for a four-year term and receive an annual salary of $425,000.

o
Mr. Kent will be eligible to receive a total annual bonus consisting of a quantitative bonus and a qualitative bonus in an amount up to an aggregate of 100% of his base salary, with a target bonus in an amount up to an aggregate 50% of his base salary.

o
Any quantitative bonus will be in amount up to 70% of Mr. Kent’s Base Salary (i.e. $297,500) (the “Maximum Quantitative Bonus”).  The amount of the quantitative bonus will be calculated based on reaching a minimum achievement goal (the “Minimum”), at which level he shall begin to have the right to receive a portion of such quantitative bonus, a target achievement goal (the “Target”), where he shall have the right to receive one-half of the Maximum Quantitative Bonus, and an overachievement goal (the “Maximum”), where he shall have the right to receive the maximum incentive amount of the Maximum Quantitative Bonus. For the Company’s fiscal year ending February 28, 2011 (“Fiscal 2011”), the quantitative bonus will be calculated based on the Company’s achievement of certain levels of pre-tax income in an amount to be determined.  The quantitative bonus payable to Mr. Kent shall be calculated, based on actual results reported by the Company in respect of Fiscal 2011, prorated on a straight-line basis between the Minimum and the Target, or the Target and the Maximum, as applicable.

o
Any qualitative bonus shall be in an amount up to 30% of Mr. Kent’s Base Salary (i.e., $127,500), with a target bonus in an amount equal to 15% of Mr. Kent’s Base Salary (i.e., $63,750). The qualitative bonus amount will be such amount as the Board and the Compensation Committee shall determine in their sole and absolute discretion.  All or any portion of the qualitative bonus may be paid in the form of stock in the sole and absolute discretion of the Board and Compensation Committee.

o	Mr. Kent will be appointed to the Board of Directors as of the Effective Date.

o
On the business day following the execution of the Kent Agreement, Mr. Kent will also be granted 360,000 inducement stock options (the “Kent Options”). The Kent Options will have a term of 10 years from the date of grant, an exercise price equal to the fair market value on the date of grant, and become exercisable in four equal annual installments commencing on the first anniversary of the date of grant; however, Mr. Kent cannot exercise any such vested options unless the closing stock price of the common stock shall be no less than $5.00 per share for at least 10 consecutive trading days prior to the date of exercise. All 360,000 Kent Options will automatically become fully exercisable in the event of a sale or change of control of the Company. In accordance with the terms of the Kent Agreement, the Kent Options were granted on April 29, 2010 with an exercise price of $3.69 per share.

o	Mr. Kent will also be entitled to certain other benefits, as follows:

o	reimbursement for his living expenses prior to his establishment of a permanent residence in Long Island, New York during the first year of the employment term in an amount not to exceed $30,000;

o	reimbursement for certain relocation expenses in connection with his relocation from the United Kingdom to Long Island, New York in an amount not to exceed an aggregate $55,000;

o	twelve (12) round-trip first-class airline tickets from London to New York during the first year of the employment term;

o	a car allowance of $1,000 per month;

o	participation in benefit plans available to other executives of the Company; and

o	four weeks of vacation each year.

o
In the event that the Company terminates Mr. Kent’s employment on or before May 3, 2011, the Company shall reimburse Mr. Kent for certain relocation expenses in connection with his physical relocation to the United Kingdom in an amount not to exceed an aggregate $100,000.  In the event that the Company terminates his employment at any time during the term of employment other than “for cause” (as defined in the Kent Agreement), Mr. Kent is entitled to receive his base salary and benefits through the date of termination.

The Company does not anticipate that any compensation received by Mr. Kent in excess of $1,000,000 for any fiscal year of the Company will be deductible by the Company.

The Board of Directors believes that Mr. Kent is qualified to serve as a director of the Company due to his prior industry experience as chief executive officer of Abacus, an approximately $500 million electronic component distribution company with overseas operations in Europe and Asia.

Mr. Kent and the Company also executed the Company’s standard Form of Indemnity Agreement, effective as of May 3, 2010, previously described and disclosed as Exhibit 10.1 to the Form 10-Q for the fiscal quarter ended May 31, 2008, as filed by the Company on July 9, 2008.

(d) Pursuant to the terms of the Kent Agreement, which agreement is more completely described in paragraph (c) of this item 5.02, Mr. Kent was appointed to the Board of Directors effective as of the Effective Date to serve in Class I.

(e) In connection with the Company’s succession plan, on April 28, 2010, Mr. Nadata and the Company entered into both a transition agreement (the “Transition Agreement”) and an amendment to the Nadata Agreement (the “Nadata Amendment”), each of which amends the Nadata Agreement. Pursuant to the Transition Agreement, it was agreed that

o
effective May 3, 2010, Mr. Nadata will cease to serve as Executive Chairman and become the non-executive Chairman of the Board, remaining as an employee of the Company.  Mr. Nadata will retire as an employee on July 28, 2010. Until July 28, 2010, Mr. Nadata will continue to receive his current base salary and continue to participate in the Company’s employee benefit programs.

o	from July 29, 2010 through February 28, 2011, Mr. Nadata will continue to serve as the Company’s non-executive Chairman of the Board and serve as a director of the Company.

o
For the period from July 29, 2010 through November 30, 2010, he will receive $137,500, which aggregate amount will be paid as follows:  in four equal monthly installments in August, September, October and November 2010.

o
For the period from December 1, 2010 through February 28, 2011, he will receive $37,500, which aggregate amount will be paid in three equal monthly installments in December 2010, January 2011 and February 2011.

o
Commencing July 29, 2010, Mr. Nadata may maintain his employee medical benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), provided that he timely elects COBRA coverage and the Company will reimburse him on an after-tax basis, for the premiums paid by him during the COBRA continuation period until such time as he becomes eligible for Medicare benefits.

o
After February 28, 2011, Mr. Nadata will be eligible to receive a special cash bonus of up to $50,000, if the Compensation Committee, in its sole discretion, determines that he has faithfully supported the successful integration of Mr. Kent as Chief Executive Officer.

o
For the period from March 1, 2011 until the Company’s 2011 Annual Meeting of Stockholders, Mr. Nadata will receive $10,000 per month (prorated for any partial months) for his service as non-executive Chairman of the Board.

o
For the period from the Company’s 2011 Annual Meeting of Stockholders until its 2012 Annual Meeting of Stockholders, if Mr. Nadata is re-elected as a director at the 2011 Annual Meeting of Stockholders and he continues his service as non-executive Chairman of the Board, he will receive $10,000 per month (prorated for any partial months) for his service as non-executive Chairman of the Board.

o
On the business day following the execution of the Transition Agreement, Mr. Nadata will receive an award of 200,000 stock options under the Company’s 2000 Key Employee Stock Option Plan and 2002 Key Employee Stock Incentive Plan (the “Nadata Options”). The Nadata Options will have a term of 10 years from the date of grant, an exercise price equal to the fair market value on the grant date and become exercisable as follows: 5,555 shares per month for the 23-month period commencing on the grant date; 5,569 shares on April 29, 2012; and 66,666 shares on July 29, 2010.  Mr. Nadata’s right to exercise the Nadata Options is subject to a claw-back under certain circumstances. In accordance with the terms of the Transition Agreement, the Nadata Options were granted from the 2002 Key Employee Stock Incentive Plan on April 29, 2010 with an exercise price of $3.69 per share.

Pursuant to the Nadata Amendment, the form of Consulting Agreement attached as an exhibit to the Nadata Agreement and to be entered into upon his termination other than for Cause was revised. As amended, the Consulting Agreement provides that in exchange for his service as a consultant to the Company, for a five-year period beginning upon such termination, he and his spouse shall be entitled to medical benefits under COBRA in the event that he and his spouse are unable to participate in the Company’s medical and dental plans, plus receive reimbursement for any income taxes payable by him in respect of such benefit or if he is able to participate in the Company’s medical and dental plans, he and his spouse shall be entitled to benefits under such plans plus reimbursement for the income taxes payable in respect of a portion of such benefits.

In connection with the Company’s succession plan, Mr. Schuster and the Company entered into an amendment to the Schuster Agreement on April 28, 2010 (the “Schuster Amendment”) pursuant to which it was agreed that effective May 3, 2010, Mr. Schuster’s existing bonus arrangement will be amended to more closely align his compensation arrangement with that of Mr. Kent, as described in item 5.02(c).

o
Pursuant to the Schuster Amendment, Mr. Schuster will be eligible to receive a total annual target bonus consisting of a quantitative bonus and a qualitative bonus in an amount equal to an aggregate 100% of his base salary, with a target bonus in an amount equal to an aggregate 50% of his base salary.

o
Any quantitative bonus, if any, will be in amount up to 70% of Mr. Schuster’s Base Salary (the “Maximum Quantitative Bonus”).  The amount of the quantitative bonus will be calculated based on reaching a minimum achievement goal (the “Minimum”), at which level Mr. Schuster shall begin to have the right to receive a portion of such quantitative bonus, a target achievement goal (the “Target”), where he shall have the right to receive one-half of the Maximum Quantitative Bonus, and an overachievement goal (the “Maximum”), where he shall have the right to receive the maximum incentive amount of the Maximum Quantitative Bonus.  For the Company’s fiscal year ending February 28, 2011 (“Fiscal 2011”), the Quantitative Bonus will be calculated based on the Company’s achievement of certain levels of pre-tax income, in an amount to be determined.  The quantitative bonus will be calculated, based on actual results reported by the Company in respect of Fiscal 2011, prorated on a straight-line basis between the Minimum and the Target, or the Target and the Maximum, as applicable.

o
Any qualitative bonus shall be in an amount up to 30% of Mr. Schuster’s base salary (the “Maximum Qualitative Bonus”), with a target bonus in an amount equal to one-half of the Maximum Qualitative Bonus. The qualitative bonus amount will be such amount as the Board and the Compensation Committee shall determine in their sole and absolute discretion.  Notwithstanding the qualitative nature of the qualitative bonus, for Fiscal 2011, Mr. Schuster’s qualitative bonus will be calculated in the same manner as the quantitative bonus; except that the qualitative bonus will based on the achievement by the Company’s subsidiary NIC Components Inc. and its subsidiaries (collectively, “NIC”) of specified levels of NIC’s pre-tax income for Fiscal 2011. The qualitative bonus payable to Mr. Schuster in Fiscal 2011 shall be calculated, based on actual results reported by NIC in respect of Fiscal 2011, prorated on a straight-line basis between the NIC Minimum and the NIC Target, or the NIC Target and the NIC Maximum, as applicable.

o
On the business day following the execution of the Schuster Amendment, Mr. Schuster will receive an award of an aggregate 200,000 stock options under the Company’s 2000 Key Employee Stock Option Plan and 2002 Key Employee Stock Incentive Plan. The 200,000 options will have a term of 10 years from the grant date, an exercise price equal to the fair market value on the date of grant and become exercisable in three equal annual installments commencing on the first anniversary of the grant date.  In accordance with the terms of the Schuster Amendment, the options were granted on April 29, 2010 with an exercise price of $3.69 per share.

The foregoing description of each of the Kent Agreement, the Kent Options, the Transition Agreement, the Nadata Amendment, the Nadata Options, and the Schuster Amendment is qualified in its entirety by reference to the full text of such agreement, attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and incorporated herein by reference.

On April 28, 2010, the Board of Directors of the Company approved an amendment to the Company’s Executive Retirement Plan (the “Amendment”).  Pursuant to the Amendment, the definition of “Retirement” was amended to incorporate the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) related to the commencement of benefits under a deferred compensation plan subject to such code section, such as the Company’s Executive Retirement Plan.  The Amendment also provides for the commencement of retirement benefits to Mr. Nadata upon his death or Disability (as such term is defined in Code Section 409A) in the event that such death or Disability precedes his separation of service.  The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.7 and the Nu Horizons Electronics Corp. Executive Retirement Plan, filed with the SEC as Exhibit 10.1 to the Company’s Form 8-K dated March 28, 2005, both of which are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 28, 2010, the Board of Directors of the Company amended and restated the Company’s By-Laws effective as of May 3, 2010. The By-Law provisions are amended as follows: (i) Article III, Section 2, to change the reference to a Nominating Committee to a Corporate Governance Committee; (ii) Article IV, Section 2 to provide for (A) a Chairman of the Board, and (B) the removal of the position of Executive Chairman of the Board; and (iii) Article IV, Sections 3, 4 and 11 and Article V, Section 1, to change to “Chairman” all references to “Executive Chairman.”

The foregoing description of the amendment of the By-Laws is qualified in its entirety by reference to the full text of the By-Laws (as amended on April 28, 2010) attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 29, 2010, the Company issued a press release with respect to the matters described under Item 5.02(b), (c) and (e) of this Form 8-K.  A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

3.1	Amended and Restated By-Laws

10.1	Employment Agreement between the Company and Martin Kent dated April 28, 2010

10.2	Stock Option Agreement between the Company and Martin Kent dated April 29, 2010

10.3	Transition Agreement between the Company and Arthur Nadata dated April 28, 2010

10.4	Amendment No. 3 to Employment Agreement between the Company and Arthur Nadata dated April 28, 2010

10.5	Stock Option Agreement between the Company and Arthur Nadata dated April 29, 2010

10.6	Amendment No. 3 to Employment Agreement between the Company and Richard Schuster dated April 28, 2010

10.7	Amendment No. 1 to Nu Horizons Electronics Corp. Executive Retirement Plan dated April 28, 2010

99.1	Press Release dated April 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nu Horizons Electronics Corp.
(Registrant)

Date: May 3, 2010	By:	/s/ Kurt Freudenberg
		Name:	Kurt Freudenberg
		Title:	Executive Vice President and Chief
Financial Officer